EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Reports Fiscal 2018 Financial Results

VANCOUVER, B.C., CANADA (November 13, 2018) – Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) has filed its audited consolidated financial statements for the fiscal year ended July 31, 2018. The financial statements are the first reported audited consolidated financial statements of the company since the acquisition (“Acquisition”) of Nevada Medical Group LLC (“NMG”) by BaM on Nov. 14, 2017. It should be highlighted to readers of these consolidated financial statements that the consolidated statement of operations reports NMG’s revenues and expenses from November 15, 2017 to July 31, 2018, which is approximately 8.5 months. NMG’s revenues and expenses prior to the Acquisition date from August 1, 2017 to November 14, 2017 have been recorded as part of the acquisition.

Financial highlights

•	Record quarterly revenues of USD $1,073,982 million for fiscal Q4 2018 compared with USD $789,209 for fiscal Q3 2018;
•	Significant inventory as at July 31, 2018 of USD $953,417 compared to USD $691,709 as at April 30, 2018;
•	Total Sales for Fiscal Year USD $2,692,979
•	Gross Margin for Fiscal Year USD $1,196,197
•	One time listing and transaction costs of USD $795,805; and
•	Non-cash share-based compensation of USD $789,679 and accretion expense of USD $277,219
•	Basic Loss Per Share $(0.05)

"Our last quarter was the best quarter on record and closed with July being our best month to date,” stated Robert Hasman, a director of Body and Mind. “Our Nevada operations are cash flow positive and are realizing efficiencies from our Phase II expansion. We anticipated continued sales growth as the increased cultivation from Phase II expansion is harvested and translates to sales in December. Our strategy is to leverage our deep experience of cannabis operations as we pursue low cost entry into new markets and grow our premium Body and Mind brand. The recent strategic financing of Body and Mind with Australis Capital Inc. is a testament to our strong operations, first class team and numerous growth opportunities.”

The audited consolidated financial statements for the fiscal year ended July 31, 2018 are available on SEDAR and should be read in connection with this release.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills 778-389-0007

mmills@bamcannabis.com

About Body and Mind Inc.

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses in Nevada and partial ownership of a production and dispensary license in Ohio. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

Body and Mind continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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